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                                                                    EXHIBIT 3.3



                        Certificate of Incorporation of

                            KAL-MAR PROPERTIES CORP.

               under Section 402 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

        (1)  The name of the proposed corporation is

                            KAL-MAR PROPERTIES CORP.

        (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

             To own, operate, lease, manage, improve, buy, sell, exchange, and otherwise deal with, and in, real estate, real and personal property, buildings, land, and all other forms of property real, personal, and otherwise; for hiring and firing employees; borrowing monies, negotiating and executing all necessary bonds and promissory notes, bills of exchange and other obligations of the corporation for monies borrowed, or any payment for the property acquired or for any other objects or purposes of the corporation or its business, and to secure the payment of such obligations by mortgage, pledge, deed or otherwise, by any instrument or trust, or by other lien upon assignment in regard to all or any part of the property of the corporation, wheresoever situated, whether now owned or hereafter acquired.



        The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.
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        (3)  The office of the corporation is to be located in the Town of Babylon County of Suffolk State of New York.

        (4) The aggregate number of shares which the corporation shall have the authority to issue is

                        Two hundred (200) shares, all of which are to be one class, without par value.

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        (5)  The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is



                        Verdi  Street
                        South Farmingdale, New York



        The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been executed this 7th day of June, 1965.

           MICHAEL C. DUBAN                      /s/ Michael C. Duban
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       Type name of incorporator                        Signature

350 East 52nd Street, N.Y.C.
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               Address


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       Type name of incorporator                        Signature


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               Address

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       Type name of incorporator                        Signature


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               Address



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                             CERTIFICATE OF CHANGE
                                       OF
                            KAL-MAR PROPERTIES CORP.
             (under Section 805-A of the Business Corporation Law)


        The undersigned corporation submits the following statement for the purpose of changing its registered agent in the State of New York:

        FIRST: The name of the corporation is Kal-Mar Properties Corp.

        SECOND: The certificate of incorporation was filed by the Department of State on June 9, 1965.

        THIRD: The certificate of incorporation of the corporation is hereby changed, pursuant to the unanimous written consent of the Board of Directors of the corporation, so as to change the designation of agent for service of process; and, to accomplish said change, the statement in paragraph five of the certificate of incorporation relating to said agent is hereby stricken and the following statement is substituted in lieu thereof:

        "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 33 Irving Place, c/o Koerner Silberberg & Weiner, Att:
        Carl Seldin Koerner, New York, New York 10003."

        IN WITNESS WHEREOF, this certificate has been subscribed this 18 day of August, 1992 by the undersigned officers of the corporation who affirm that the statements made herein are true under penalties of perjury.


                                           Kal-Mar Properties Corp.


                                           By: /s/ John B. Masciandaro,
                                               ------------------------------
                                               John B. Masciandaro, President


                                               /s/ Joseph Murphy,
                                               -------------------------------
                                               Joseph Murphy, Secretary

August 18, 1992